FOR IMMEDIATE RELEASE June 15, 2010

     DISCOVERY COMMUNICATIONS TO REPORT SECOND QUARTER 2010 RESULTS ON TUESDAY, AUGUST 3

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report second quarter 2010 results on Tuesday, August 3, 2010, at 7:00 a.m. EDT. The company will host a conference call at 8:30 a.m. EDT to discuss the results.

To access the conference call in the U.S., dial 1-866-730-5771, or outside of the U.S. dial 1-857-350-1595, and use the following passcode: 72814580. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until August 17, 2010. The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at 1-617-801-6888 using the following passcode: 12201098. The replay also will be available via audio webcast in the “Investor Relations” section of the company’s website.

About Discovery Communications

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world’s number one nonfiction media company reaching nearly 1.5 billion cumulative subscribers in over 180 countries. Discovery empowers people to explore their world and satisfy their curiosity through 100-plus worldwide networks, led by Discovery Channel, TLC, Animal Planet, Science Channel, Investigation Discovery, Planet Green and HD Theater, as well as leading consumer and educational products and services, and a diversified portfolio of digital media services including HowStuffWorks.com. For more information, please visit www.discoverycommunications.com.

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Investor Contact:	Media Contact:
Craig Felenstein	Michelle Russo
212-548-5109	240-662-2901
Craig_Felenstein@discovery.com	Michelle_Russo@discovery.com